Exhibit 10.9(11)

Execution Copy

AMENDMENT NO. 11

TO THE

UPS QUALIFIED STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust (“Plan”) effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in shares of UPS class A common stock (“UPS Stock”) and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock;

WHEREAS, the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. (“the Board”) reserved the right in Section 12.1 of the Plan to amend the Plan from time to time;

WHEREAS, the Board desires to amend the Plan to conform the participation requirements to those of the UPS Savings Plan and to clarify the authority to make make-up matching contributions pursuant to Internal Revenue Code § 414(u) for participants who were participants in plans that merged into the UPS Savings Plan.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. By amending the introductory paragraph of Section 1.43, Participation Requirement, to read as follows:

means effective January 1, 2003, one Hour of Service as an Eligible Employee; from May 1, 2000 to December 31, 2002, a 6-month Period of Service and, before May 1, 2000, a 1-year Period of Service. A “6-month Period of Service” means:

2. By amending Section 4.1(a)(1) to add Section 4.1(a)(1)(v), as follows:

(v) For each Employer Company listed in Appendix 4.1(a)(1)(E), 50% of his or her Pre-Tax Contributions that do not exceed 7% of his or her Eligible Compensation for such Plan Year.

3. By amending the first sentence of Section 8.10, Participant Diversification Election, effective as of January 1, 2003, to read as follows:

Each Participant who has reached age 45 and who has completed at least 10 years of service (as described in Section 1.45, taking into account any prior service credit with an employer identified in Appendix 1.43 from his or her most recent employment date or reemployment commencement date with such employer) (“Qualified Participant”) may direct the Trustee as to the investment of amounts credited to his or her Employer Company Account.

4. By amending Section 13.10, USERRA, effective as of January 1, 2006, to insert the following sentence at the end of such section:

Additionally, to the extent required under Code § 414(u), a SavingsPLUS Contribution may be made with respect to a Participant eligible to make contributions to the Savings Plan for a period of military leave from an employer that sponsored a Merged Plan that occurred (all or in part) prior to the merger of such Merged Plan into the Savings Plan, and the amount of such SavingsPLUS Contribution for the portion of the leave that occurred prior to the merger shall be determined under the terms of the Merged Plan as in effect during the period of the applicable leave.

5. By amending Appendix 1.24, Employer Companies, effective January 1, 2006, to add Overnite Corporation, Overnite Transportation Company, Motor Cargo and Motor Cargo Distribution Services, Inc.

6. By amending Appendix 1.40, effective February 28, 2006, to add the Overnite Transportation Company Tax Reduction Investment Plan and the Motor Cargo Profit Sharing Plan to the list of Merged Plans.

7. By amending Appendix 1.43, effective February 28, 2006, to add Overnite Corporation, Overnite Transportation Company, Motor Cargo and Motor Cargo Distribution Services, Inc. to the list of companies for which prior service will be recognized.

8. By adding the attached Appendix 4.1(a)(1)(E).

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on this 20 day of December, 2005, has caused this Amendment No. 11 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ ALLEN E. HILL	/S/ MICHAEL L. ESKEW
Allen E. Hill Secretary	Michael L. Eskew Chairman

UPS QUALIFIED STOCK OWNERSHIP PLAN

APPENDIX 4.1(a)(1)(E)

(Effective January 1, 2006)

SavingsPLUS Contribution Level = 50% of Pre-Tax Contributions

up to 7% of Eligible Compensation

Overnite Corporation

Overnite Transportation Company

Motor Cargo

Motor Cargo Distribution Services, Inc.